UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2012

Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street Middlefield, Ohio		44062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 632-1666 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement. As previously reported, Middlefield Banc Corp. and Banc Opportunity Fund LLC entered into an August 15, 2011 Stock Purchase Agreement providing for the acquisition by Bank Opportunity Fund LLC of 24.9% of Middlefield Banc Corp.’s common stock. In accordance with the terms of the Fifth Amendment, entered into on April 17, 2012, an affiliate of Bank Opportunity Fund acquired 93,050 shares on April 17, 2012, resulting in 4.9% ownership of Middlefield Banc Corp.’s stock, and an additional 103,585 shares on April 30, 2012, resulting in 9.9% ownership, with a third and final sale of shares scheduled to occur on or before July 31, 2012, resulting in aggregate ownership of 24.9%, assuming stockholder approval had first been obtained under the Ohio Control Share Acquisition Act, assuming regulatory approval had also been obtained in advance, and assuming other closing conditions had been satisfied. The conditions to completion of the third and final sale of shares to Bank Opportunity Fund LLC were not satisfied as of July 31, 2012. Middlefield Banc Corp. and Bank Opportunity Fund LLC are currently in discussions concerning a possible extension of the date by which the closing conditions must be satisfied and concerning the terms on which the date could be extended.

The foregoing description of the Stock Purchase Agreement, as amended, and the sale of shares to the Bank Opportunity Fund LLC affiliate is qualified in its entirety by reference to (w) the Form 8-K Current Report filed by Middlefield Banc Corp. with the SEC on May 4, 2012, (x) the August 15, 2011 Stock Purchase Agreement (exhibit 10.26 to Middlefield Banc Corp.’s Form 10-K Annual Report for the year ended December 31, 2011), (y) the First, Second, Third, and Fourth Amendments to the Stock Purchase Agreement (exhibits 10.26.1, 10.26.2, 10.26.3, and 10.26.4 to Middlefield Banc Corp.’s Form 10-K Annual Report for the year ended December 31, 2011), and (z) the Fifth Amendment (exhibit 10.26.6 to Middlefield Banc Corp.’s Form 8-K Current Report filed with the SEC on April 23, 2012), each of which is incorporated herein by this reference.

Forward-looking statements. This Form 8-K Current Report includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements about anticipated operating and financial performance, such as loan originations, operating efficiencies, loan sales, charge-offs and loan loss provisions, growth opportunities, interest rates, and deposit growth. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plan,” and similar expressions are intended to identify forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation delays in obtaining or failure to receive required regulatory approvals, including approval by the Superintendent of the Ohio Division of Financial Institutions and by the Board of Governors of the Federal Reserve System, the possibility that fewer than the required number of the Middlefield Banc Corp.’s stockholders vote in accordance with the Ohio Control Share Acquisition Act to approve the sale of shares to Bank Opportunity Fund, the occurrence of events that would have a material adverse effect on Middlefield Banc Corp. as described in the Stock Purchase Agreement, as amended, and other uncertainties associated with the transactions described in this Form 8-K Current Report. Additional factors that could cause actual results to differ materially are discussed in Middlefield Banc Corp.’s filings with the Securities and Exchange Commission, including, without limitation, Middlefield Banc Corp.’s Form 10-K Annual Report, its Form 10-Q Quarterly Reports, and its Form 8-K Current Reports. Forward-looking statements are based on Middlefield Banc Corp.’s beliefs, plans, objectives, goals, assumptions, expectations, estimates, and intentions as of the date the statements are made. You must exercise caution because Middlefield Banc Corp. cannot give any assurance that its beliefs, plans, objectives, goals, assumptions, expectations, estimates, and intentions will be realized. Middlefield Banc Corp. does not undertake a duty to update any forward-looking statements in this Form 8-K.

Additional information and where to find it. This communication may be deemed to be solicitation material. Middlefield Banc Corp. will file with the SEC a proxy statement and other documents regarding the transaction described in this Form 8-K. MIDDLEFIELD BANC CORP. STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, INCLUDING MIDDLEFIELD BANC CORP.’S PROXY STATEMENT, BECAUSE THE PROXY STATEMENT AND OTHER DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION ABOUT THE TRANSACTION WITH BANK OPPORTUNITY FUND LLC. Members of the public will be able to obtain the proxy statement and other relevant documents free of charge at the SEC’s website, http://www.sec.gov, and Middlefield Banc Corp.’s stockholders will receive information at an appropriate time about how to obtain the proxy statement and other transaction-related documents for free from Middlefield Banc Corp. The proxy statement and other documents are not currently available. Middlefield Banc Corp. and its directors, executive officers, certain members of management, and employees may have interests in the transaction or be deemed to be participants in the solicitation of proxies of Middlefield Banc Corp.’s stockholders to approve the transaction with Bank Opportunity Fund. Information regarding the participants and their interest in the solicitation is set forth in the proxy statement filed by Middlefield Banc Corp. with the SEC on April 9, 2012, for the 2012 Annual Meeting. Stockholders may obtain additional information regarding the interests of participants by reading the proxy statement relating to the transaction when the proxy statement becomes available.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.

Date: August 7, 2012	/s/ James R. Heslop, II
Executive Vice President and Chief Operating Officer